WEATHERFORD INTERNATIONAL PLC
AMENDED AND RESTATED RESTRICTED SHARE UNIT AWARD AGREEMENT
PURSUANT TO THE
THIRD AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN
(TIME VESTING)
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Participant:________________
Grant Date:
Number of Restricted Share Units Granted: __________

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THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between WEATHERFORD INTERNATIONAL PLC, a public limited company organized under the laws of Ireland (the “Company”), and you as the Participant specified below, pursuant to the Weatherford International plc Third Amended and Restated 2019 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee (as defined in the Plan); and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Share Units (“RSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby

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acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.Grant of Restricted Share Unit Award. The Company hereby grants the number of RSUs specified above, as of the Grant Date stated above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Shares underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.
3.Vesting.
(a)Subject to the provisions of this Section 3, the RSUs subject to this Award shall become vested as follows, provided that the Participant has not incurred a termination of Service prior to each such vesting date (each, a “Vesting Date”):

[Vesting Date	Percentage of RSUs
First Anniversary of the Grant Date	[•]%
Second Anniversary of the Grant Date	[•]%
Third Anniversary of the Grant Date	[•]%]
There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable Vesting Date.
(b)Termination Without Cause; Resignation for Good Reason; Due to Death or Disability. Subject to Section 4(b), in the event the Participant’s Service is terminated by the Company without Cause or by the Participant for Good Reason (each, as defined in the Company’s Change in Control Severance Plan), all unvested RSUs shall become vested on each Vesting Date as if the Participant had not incurred a termination of Service prior to the applicable Vesting Date. Subject to Section 4(b), in the event the Participant’s Service is terminated due to the Participant’s death or Disability, all unvested RSUs shall become fully vested as of the time immediately prior to such termination of Service, all remaining forfeiture restrictions shall immediately lapse as of the Vesting Date and the Vesting Date shall be deemed to be the date of such termination of Service.

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(c)Termination due to Retirement. Subject to Section 4(b), in the event the Participant’s Service is terminated by the Participant due to Retirement and the Participant’s date of termination due to Retirement occurs on or after the 11th month anniversary of the Grant Date, all unvested RSUs shall continue to vest pursuant to Section 3(a) as though the Participant was fully employed through each Vesting Date. For purposes of this Section 3(c), “Retirement” means the Participant’s voluntary termination of Service after attainment of age 60, with at least ten years of Service and at least six months’ prior written notice to the Company.
(d)Change in Control. Subject to Section 4(b), if a Change in Control occurs, and the successor or purchaser in the Change in Control has assumed the Company’s obligations with respect to the RSUs or provided a substitute award and the Participant has a Qualifying Termination (as defined in the Company’s Change in Control Severance Plan), the RSUs shall become fully vested as of the time immediately prior to such termination of Service, all remaining forfeiture restrictions shall immediately lapse as of the Vesting Date and the Vesting Date shall be deemed to be the date of such termination of Service; provided that if such Qualifying Termination occurs prior to a Change in Control, then the RSUs shall become fully vested as of the time immediately prior to such Change in Control, all remaining forfeiture restrictions shall immediately lapse as immediately prior to such Change in Control and the Vesting Date shall be deemed to be the date of such Change in Control.
(e)Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the RSUs at any time and for any reason.
(f)Forfeiture. Subject to the terms of this Section 3, all unvested RSUs (taking into account any vesting that may occur upon the Participant’s termination of Service in accordance with Section 3(b) or (c) hereof) shall be immediately forfeited upon the Participant’s termination of Service for any reason.
4.Delivery of Shares.
(a)General. Subject to the requirements of Section 409A of the Code, within ten days following the applicable Vesting Date of the RSUs the Participant shall receive the number of Shares that correspond to the number of RSUs that have become vested on the applicable Vesting Date, less any shares withheld by the Company for tax withholding purposes; provided, that, a Participant who (i) is a “specified employee” (within the meaning of Section 409A) on the date his or her “separation from service” (within the meaning of Section 409A) and (ii) who continues to vest due to Retirement pursuant to Section 3(c), shall have settlement under this Section 4(a) delayed to the date that is the first day of the seventh month following Participant’s separation from service, to the extent required by Section 409A.
(b)Release. The receipt of Shares subject to the RSUs that are eligible to vest pursuant to Section 3(b), (c) or (d) shall be subject to the execution and nonrevocation of a general release of claims in favor of the Company, in a form reasonably satisfactory to the Company.

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By signing below, the Participant hereby acknowledges receipt of the RSUs issued on the Grant Date indicated above, which have been issued under the terms and conditions of the Plan and this Agreement.
WEATHERFORD INTERNATIONAL PLC

By:
Name:
Title:

Accepted by:

[Name of the Participant]

Date:

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